Exhibit 10.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors of
Federal Life Insurance Company (Mutual):
We consent to the use in the Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (No. 333-147464) of our reports dated April 26, 2010 and April 27, 2009 with respect to the statutory statements of admitted assets, liabilities and surplus as of December 31, 2009 and December 31, 2008, respectively, and for each of the years in the two year periods then ended and the related statutory statements of operations, changes in policyowners’ surplus and cash flow of Federal Life Insurance Company (Mutual) (the “Company”) as of December 31, 2009 and for each of the years in the three year period then ended, appearing in the Statement of Additional Information, which is part of the Registration Statement, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information. Our audit reports include explanatory language that states that the Company prepared its financial statements in conformity with accounting practices prescribed or permitted by the Illinois Department of Financial and Professional Regulations — Division of Insurance, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America. Our audit reports state that the effects on the financial statements of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material. Accordingly, our audit reports state that, in our opinion, the statutory financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the three-year period ended December 31, 2009. Our audit reports then state that, in our opinion, the statutory financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and policyholders’ surplus of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flow for the three-year period ended December 31, 2009 on the basis described in Note 1.
/s/ Blackman Kallick, LLP
Chicago, Illinois
April 30, 2010